Exhibit 10.2

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (“Agreement”) is made and entered into as of June 17, 2024 (“Effective Date”), by and between Golden Minerals Company, a corporation incorporated under the laws of the state of Delaware (the “Company”) and Rehn Consulting LLC, an Oregon limited liability company (“Consultant”).

WITNESSETH:

The Company wishes to engage Consultant to provide consulting services and the Consultant wishes to accept such engagement on the terms and conditions provided in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.Engagement. Company hereby engages Consultant as a consultant to the Company and Consultant hereby accepts such engagement. Consultant acknowledges and agrees that it is acting as a Consultant and an independent contractor and not as an employee of the Company. The manner of and means by which Consultant executes and performs its obligations hereunder are to be determined by Consultant in its reasonable discretion. Consultant acknowledges that it shall have no authority to act for, bind or obligate the Company in any manner, except to the extent specifically authorized in writing by the Company.
2.Services. Consultant shall provide the consulting services described on Schedule A (“Services”) related to the Company’s projects as defined on Schedule A (the “Project”) at the direction of and in consultation with the Company. Consultant agrees to be available to perform such Services during the term of this Agreement, and to promptly and to the best of its ability perform such Services as are reasonably requested by the Company.
3.Payment for Services. Company shall pay Consultant a fee for the Services in accordance with the Fee Schedule as set forth on Schedule B. Schedule B also includes invoicing and payment procedures.
4.Staffing. Consultant will arrange to provide Warren Rehn to perform all Services. Any change in the staffing of the Services will be subject to the prior written approval of the Company.
5.Agreements. Consultant acknowledges and agrees as follows:
(a)Consultant is an independent contractor and shall determine, in consultation with the Company’s CEO, when, where, and how it is to perform Services under this Agreement. There shall be no set hours during which Consultant must work. There shall be no requirement that Services be performed upon the premises of the Company. The Company shall not set the order or sequence in which Services by Consultant must be performed. The Company retains no right of control in these areas. The Company will neither provide nor require more than minimal training for Consultant.
(b)Consultant will remain directly responsible for the Services performed and will ensure that the work meets the requirements and specifications set forth by the Company.
(c)Consultant is not required to work full time for the Company and may perform services for other companies; provided, however, that (i) Consultant agrees to abide by any and all obligations to the Company regarding protection of the Company’s Confidential Information and trade secrets as set forth below, (ii) services for such other companies shall not conflict with the interests of the Company. (iii) services for such other companies require Company be notified by

Consultant and if there is a potential conflict of interest that Company’s written consent be given, which consent shall not be unreasonably withheld. The Company acknowledges that Consultant may share Confidential Information and other information with regard to the Company with Consultant’s legal counsel.
(d)Consultant will provide its own equipment (including a computer), tools and materials. The Company will not provide equipment, tools or materials, but the Company will allow the use of its office equipment at no charge to Consultant while Consultant is present at the Company's office or at project sites. Notwithstanding the foregoing, Consultant’s Services shall not be integrated into the Company’s general business operations.
6.Compliance with Laws and Regulations. Consultant represents and warrants during the term of the Agreement it has and will keep current, all licenses, permits, approvals and training required by applicable federal, state and local laws, regulations and ordinances ("Laws") for it and its employees, if any, to properly perform the Services. Consultant will comply with all Laws in performing the Services.
7.Company Obligations. The Company agrees as follows:

(a)The Company shall provide security arrangements and safety equipment as reasonably necessary given the site or Project location, to and from the site or Project for Consultant personnel.

(b)The Company shall make available to Consultant all relevant information or data pertinent to the Services which is required by Consultant, including, but not limited to, historical or current data relevant to the Services, all regulatory, legal or other governmental conditions relating to the Services or work on Project sites and Projects. The Company shall inform Consultant of all reports or other materials that relate to Consultant’s work and furnish them to Consultant or otherwise assist Consultant to gain access to them.

8.Effective Date and Term. This Agreement shall be effective as of the Effective Date and shall continue in force for 18 months and thereafter on a month to month basis until terminated pursuant to Section 13.

9.Expenses. Consultant is responsible for Consultant’s general business expenses. Notwithstanding the foregoing, Consultant shall be reimbursed for reasonable travel and other approved expenses incurred in performing Services as described in Schedule B. All requests for reimbursements shall include a description of expenses, accompanied by copies of receipts as applicable, in such format as the Company shall reasonably request.

10.Taxes. No income tax or payroll tax of any kind shall be withheld or paid by the Company on behalf of Consultant for any payment under this Agreement, except as may be required by law for payments to independent contractors. Consultant shall be responsible for all taxes and similar payments arising out of any activities contemplated by this Agreement, including without limitation, federal, state, and local income tax, social security tax (FICA), self employment taxes, unemployment insurance taxes, and all other taxes, fees, and withholdings.

11.Benefits. Consultant and its employees are not employees of the Company and, therefore, are not eligible for and shall not be entitled to any benefits, coverages, or privileges, including, without limitation, social security, unemployment compensation insurance, workers’ compensation insurance, medical benefits, or pension payments made available to employees of the Company.
12.Insurance Coverages. Consultant solely shall be responsible for all of its own insurance, including automobile/liability insurance, at its own cost and expense. Consultant shall at all times maintain such other types and amounts of insurance coverage as is required and requested in writing by the Company. No workers’ compensation insurance or unemployment compensation insurance will be obtained by the Company on behalf of Consultant. Consultant solely shall be responsible for obtaining unemployment compensation insurance and workers’ compensation insurance for Consultant, and Consultant solely shall be responsible for complying with all applicable workers’ compensation and unemployment compensation laws.
13.Termination. This Agreement shall continue for a period of eighteen (18) months (the “Initial Period”). Following the Initial Period, this Agreement thereafter automatically will be renewed on a month to month basis. After the Initial Term, either Party can give the other Party written notice of non-renewal at any time prior to the beginning of the next month. Either party may terminate this Agreement immediately upon written notice to the other party if the other party is in default under this Agreement. In addition, the Company may terminate this Agreement immediately upon written notice to Consultant in the event that Consultant fails to produce a result that meets the specifications set by the Company. Upon termination, Consultant shall be entitled to, and the Company shall pay, those unpaid fees or expenses which have accrued or have been incurred through the date of termination. At any time including during the Initial Period, this Agreement shall terminate immediately upon the death or, at the option of the Company the incapacity, of Warren Rehn.
14.Suspension of Services. Following the Initial Period, the Company may order Consultant to temporarily suspend all or any part of the Services for such period of time as may be determined by the Company to be necessary or desirable. In no event shall Consultant be entitled to any damages, including loss of anticipated profits, on account thereof.
15.Subcontracts. Consultant shall not subcontract any part of the Services without the prior written consent of the Company, which consent may be withheld for any reason whatsoever. Any subcontract without the Company’s prior written consent shall be void. Any such consent by the Company shall not relieve Consultant from its obligations under this Agreement.
16.Intellectual Property. All documents issued by or through Consultant, as instruments of service, which are incorporated into the Services, including but not limited to drawings, plans, models, designs, specifications, bore logs, field data, field notes, laboratory test data, reports, photographs, surveys and other data, and all variations and modifications thereto (the “Work Product”) shall become the property of the Company. Consultant is entitled to a copy of the Work Product. Any Work Product furnished to the Company or its agents and not paid for will be returned upon written demand of Consultant and will not be used by the Company. If the Services include the provision of a formal report, Consultant may include language in the report that identifies the existence of this Agreement and any terms therein.

All concepts, products or processes, copyright, trademark, patent or other intellectual property (“IP”) contributed by Consultant or Company shall remain the property of the contributing party, and any IP produced by or resulting from the services rendered by Consultant in connection with the Services or which are otherwise developed or first reduced to practice by Consultant in the performance of its services shall be and remain the property of Company. At the Company’s written request, Consultant shall grant to the Company a non-exclusive, irrevocable, royalty free, fully paid license to use any IP embodied in the Work Product as required to use, reproduce and distribute the Work Product, to the extent Consultant has the right to license the IP.

17.Assignment. Neither party may assign this Agreement or any rights hereunder in whole or in part without the prior written consent of the other party, which consent may be withheld for any reason whatsoever. Any assignment without such prior written consent shall be void.
18.Confidential Information. Consultant acknowledges that in the course of its engagement with the Company hereunder, it will learn information regarding the Company, its business and properties that is of special and unique value to the Company, its business, trade secrets, technology, operations, books and records and any other matters that are not commonly known and which are proprietary to the Company and its affiliates (collectively, the “Confidential Information”). Consultant shall use the Confidential Information only for purposes of this Agreement, and all other uses or disclosures of the Confidential Information are strictly prohibited. Upon termination of its engagement hereunder at Company’s request, or at any other time upon request of the Company, Consultant shall surrender to the Company at Company’s request all papers, documents, writings and other property produced by it or coming into its possession by or through its engagement hereunder and relating to Confidential Information, all of which materials will at all times remain the property of the Company. Consultant will cause all of its employees to comply with the terms of this Section 18. For purposes of this Agreement, Confidential Information shall not include general industry knowledge or information arising from the general training, knowledge, skill or experience of Consultant or any of its employees, subcontractors, agents, or representatives, information that is readily ascertainable to the public (other than as a result of a breach of this Agreement), information that becomes available to Consultant on a non-confidential basis from a source other than the Company, provided, however, that such source is not bound by a confidentiality agreement or other obligation with respect to confidentiality, and information that an employee of Consultant otherwise has a right to disclose as legally protected conduct. 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”  Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).
19.Intellectual Property Rights in Materials. Through the Services, Consultant provides materials (“Materials”) that include, but are not limited to, reports, procedures, protocols, spreadsheets and databases, for which the following is agreed:
a)	The Materials are provided to the Company as is, including features, as agreed upon by the parties;
b)	As applicable, the Company, its subsidiaries, or their clients retain all right, title and ownership of any data used to produce and/or incorporate into the Materials and which are assigned to the applicable entity; and
c)	As applicable, the Company, its subsidiaries, or their clients may use, modify and distribute the Materials while including appropriate acknowledgement. Upon modification Consultant is no longer responsible for the accuracy and functionality of the Materials.
20.Conflict of Interest. Consultant represents that it will declare in writing should Consultant become aware of any situation that could or constitutes a conflict of interest of Consultant with respect to its Services for the Company. Upon such written declaration, and provided that Company informs Consultant that the conflict of interest is material to the Company, Consultant shall terminate its services for the other person or business that could or does constitute a conflict of interest in a timely manner so as to cause no harm to the Company. Should Company become aware of any situation where the services of Consultant for another company could or does constitute a conflict of interest, and so informs Consultant, Consultant agrees to terminate such other services in a timely manner so as to cause no harm to Company.
21.Indemnification. The parties agree to the indemnification provisions set forth below.

(a)The Company hereby agrees to indemnify, defend and hold harmless Consultant and its  officers, directors and employees (each a “Consultant Indemnified Party”), from and against all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and reasonable attorney’s fees for defending against any claim or alleged claim by any third party arising out of or in connection with (a) the acts or omissions of the Company in connection with the business of the Company, the Project, or in connection with the Services under this Agreement, or (b) any breach of this Agreement by the Company.  This Section 21 shall survive termination of this Agreement.

Expenses incurred by a Consultant Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification under this Agreement will be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Consultant Indemnified Party to repay such amount to the extent that it is determined ultimately that such Consultant Indemnified Party is not entitled to be indemnified under this Agreement.

(b)Consultant hereby agrees to indemnify, defend and hold harmless the Company and its officers, directors and employees (each a “Company Indemnified Party”), from and against all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and reasonable attorney’s fees for defending against any claim or alleged claim by any third party arising out of or in connection with (a) the acts or omission of the Consultant in performing the Services under this Agreement, (b) any breach of this Agreement by Consultant, (c) any taxes, insurance costs, damages, or other costs arising from or relating to claims that Consultant (or any of Consultant’s employees, subcontractors, or agents, hereinafter “representatives”) is an employee of the Company; (d) the failure by Consultant to obtain insurance coverage as set forth herein; or (e) any claim for workers’ compensation or unemployment compensation benefits.

(c)No Consultant Indemnified Party or Company Indemnified Party (each an “Indemnified Party”) shall be entitled to indemnification hereunder to the extent the claim arises from such Indemnified Party’s gross negligence, willful misconduct or bad faith. The termination of any proceeding by settlement, judgment, order, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that an Indemnified Party was grossly negligent or engaged in willful misconduct or bad faith. Any Indemnified Party entitled to indemnification hereunder shall obtain the written consent of the indemnifying party (which consent shall not be unreasonably withheld) prior to entering into any agreement or settlement that would result in an obligation of the indemnifying party to indemnify such Indemnified Party.

(d) Promptly after receipt of notice of the threat or commencement of any action or proceeding in connection with any claim, an Indemnified Party shall give written notice thereof to the indemnifying party; provided that the failure of an Indemnified Party to give such notice shall not relieve the indemnifying party of its obligations pursuant to this Agreement except to the extent that the indemnifying party is actually prejudiced by the failure to give notice.

In case any action or proceeding is commenced against any Indemnified Party which may be subject to indemnification pursuant to this Agreement, the indemnifying party shall have the right to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party. After notice from the indemnifying party to the Indemnified Party of the indemnifying party’s election to assume the defense thereof, the indemnifying party will be liable for the expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. The indemnifying party will not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term the giving to such Indemnified Party a release from all liability in respect of such claim.

If it is determined pursuant to subsequent judicial appeal that an Indemnified Party was not entitled to claim indemnification under this Agreement, the Indemnified Party shall reimburse the indemnifying party promptly upon demand therefor for all expenses incurred or payment made by such indemnifying party in connection with such claim.

22.Notices. Any notice provided pursuant to this Agreement or applicable law must be in writing and must be delivered to the recipient by certified or registered mail, a nationally recognized overnight courier, or personal delivery to the addresses set forth on the signature page. Notwithstanding anything to the contrary, delivery of notice by electronic transmission by email with a notation in the subject line “[Consultant Name] Consulting Services Agreement – Formal Notice” shall be effective.
23.Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
24.Miscellaneous. This instrument is the sole and entire agreement between the parties as to the subject matter hereof and supersedes all prior oral or written arrangements or agreements. None of the terms or provisions of this Agreement may be altered, amended, modified, or discharged except by an agreement in writing executed after the Effective Date by the parties hereto. The waiver of any breach or default under any terms of this Agreement shall not be construed to be the waiver of a subsequent breach or default under this Agreement.
25.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. The state courts of the State of Colorado shall have exclusive jurisdiction for any action brought under this Agreement and each party consents to the jurisdiction and venue of the state courts of Colorado.
26.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
27.Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such holding shall not affect any other provision hereof. In the event any provision is held illegal, invalid, or unenforceable, such provision shall be limited so as to give effect to the intent of the Parties to the fullest extent permitted by applicable law.
28.Survivorship. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their executors, administrators, heirs, personal representatives, successors, and assigns.

Authorization. Each individual executing this Agreement does thereby represent and warrant that he or she (a) has the authority to do so, (b) has the authority to bind the party on whose behalf he or she has signed to this Agreement, and (c) has read and fully understands all provisions of this Agreement, including the Schedules hereto.

IN WITNESS WHEREOF, the Parties have executed this Consulting Services Agreement on the dates below.

Golden Minerals Company

By:	/s/ Pablo Castanos
Name: Pablo Castanos
Title: President and Chief Executive Officer

Signed before me this 17th day of June, 2024 by Pablo Castanos.

Witness my hand and official seal:

/s/ Monica P. Smith
Notary Public

My commission expires:	May 14, 2026

Rehn Consulting LLC

By:	/s/ Warren Rehn
Name: Warren Rehn
Title: Owner and Manager

Signed before me this 17th day of June, 2024 by Warren Rehn.

Witness my hand and official seal:

/s/ Monica P. Smith
Notary Public

My commission expires:	May 14, 2026